Exhibit 10.5

SECOND AMENDMENT TO
ELEVENTH AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO ELEVENTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 30th day of October, 2020, by and among GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereof (the Company and such Subsidiaries of the Company are sometimes referred to herein as, individually, a “Borrower,” and collectively, the “Borrowers”), the lenders listed on the signature pages hereof (the “Lenders”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and COMERICA BANK, as Floor Plan Agent for the Lenders (in such capacity, the “Floor Plan Agent”).

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, the Agent and the Floor Plan Agent are parties to that certain Eleventh Amended and Restated Revolving Credit Agreement dated effective as of June 27, 2019, as amended by that certain Waiver and First Amendment to Eleventh Amended and Restated Revolving Credit Agreement dated as of March 3, 2020 (as amended and as the same may be further amended, modified, extended, renewed or restated from time to time, the “Credit Agreement;” all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Credit Agreement as amended by this Amendment); and

WHEREAS, the Borrowers, the Lenders, the Agent and the Floor Plan Agent desire to further amend the Credit Agreement in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the other Borrowers, the Lenders, the Agent and the Floor Plan Agent hereby agree as follows:

1.    The definitions of “Bail-In Action” “Bail-In Legislation” “Builder Basket Amount” “Redeemable Stock” “Specified Investments” “Specified Subordinated Debt Prepayments” and “Write-Down and Conversion Powers” set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and the following substituted in lieu thereof:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Builder Basket Amount” means the sum of:
(a)    50% of cumulative Consolidated Net Income (as defined in the 2020-4.000% Indenture) (or in the case Consolidated Net Income (as defined in the 2020-4.000% Indenture) shall be negative, less 100% of such deficit) of the Company since July 1, 2020 through the last day of the last full fiscal quarter ending immediately preceding the date of the subject Restricted Payment for which quarterly or annual financial statements are publicly available (taken as a single accounting period); plus

Exhibit 10.5

(b)    (i) 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Company or a Restricted Subsidiary (as defined in the 2020-4.000% Indenture) after August 17, 2020 from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company, or any net payment received by the Company in connection with the termination or settlement of options relating to its Capital Stock, (ii) 100% of the aggregate net cash proceeds received by the Company after August 17, 2020 from the issuance and sale of convertible or exchangeable Debt (as defined in the 2020-4.000% Indenture) of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, and (iii) without duplication, any reduction of Debt (as defined in the 2020-4.000% Indenture) on the balance sheet of the Company to the extent such Debt is converted into or exchanged for Capital Stock of the Company (other than Redeemable Stock) after August 17, 2020; plus
(c)    in the case of a disposition, liquidation or repayment (including by way of dividends) of Specified Investments by the Company and its Restricted Subsidiaries (as defined in the 2020-4.000% Indenture), subsequent to August 17, 2020, an amount (to the extent not included in Consolidated Net Income (as defined in the 2020-4.000% Indenture)) equal to the lesser of the return on capital with respect to such Specified Investment and the initial amount of such Specified Investment, in either case, less the cost of the disposition of such Specified Investment and net of taxes; plus
(d)    in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary (in each case as such terms are defined in the 2020-4.000% Indenture) pursuant to the 2020-4.000% Indenture, the Fair Market Value of the Company’s interest in such Subsidiary; plus
(e)    $146,700,000.
“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (other than in exchange for Capital Stock of the Company that is not Redeemable Stock) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof (other than in exchange for Capital Stock of the Company that is not Redeemable Stock), in whole or in part, at any time prior to the final stated maturity of the 2020-4.000% Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7 of the 2020-4.000% Indenture.

“Specified Investments” means any Investment (as such term is defined in the 2020-4.000% Indenture) in any Person, other than a Permitted Investment (as such term is defined in the 2020-4.000% Indenture).

“Specified Subordinated Debt Prepayments” means the redemption, repurchase, defeasance, prepayment or other acquisition or retirement for value, prior to any scheduled maturity, repayment or sinking fund payment, of any Indebtedness of the Company or a Restricted Subsidiary that is expressly subordinated or junior in right of payment to the 2020-4.000% Notes or a subsidiary guarantee thereof, as appropriate, pursuant to a written agreement to that effect (other than Indebtedness owed by the Company or any Restricted Subsidiary to another Restricted Subsidiary or the Company, or any such payment on Indebtedness due within one year of the date of redemption, repurchase, defeasance, prepayment, decrease or other acquisition or retirement).

Exhibit 10.5

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
2.    The following new definitions are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order as follows:

“2020-4.000% Indenture” means the Indenture dated as of August 17, 2020 among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as in effect on the Second Amendment Closing Date. To the extent any defined term used herein is defined by reference to the 2020-4.000% Indenture, such defined term shall be as defined under the 2020-4.000% Indenture as in effect on the Second Amendment Closing Date.
“2020-4.000% Notes” means, collectively, the 4.000% Senior Notes due 2028 issued pursuant to the 2020-4.000% Indenture and any additional notes issued pursuant thereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Benchmark Replacement” means the sum of: (a) an alternate benchmark rate that has been selected by the Agent in consultation with the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. syndicated credit facilities denominated in Dollars or the applicable Alternative Currency that are substantially similar to the credit facilities under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement under this Agreement of LIBO Rate with an alternative benchmark rate, for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent in consultation with the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with an alternative benchmark rate at such time for U.S. syndicated credit facilities denominated in Dollars or in the applicable Alternative Currency that are substantially similar to the credit facilities under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by the Agent from time to time and as may be updated periodically.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with then-prevailing market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the LIBO Rate:
(a)in the case of clauses (ii), (iii) or (iv) of Section 5.6(b), the later of:

Exhibit 10.5

(i)the date of the public statement or publication of information referenced therein and
(ii)    the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate;
(b)in the case of clause (i) of Section 5.6(b), the earlier of
(i)    the date of the public statement or publication of information referenced therein; and
(ii)    the date specified by the Agent or the Required Lenders, as applicable, by notice to the Company, the Agent (in the case of such determination and notice by the Required Lenders) and the Lenders; or
(c)in the case of clause (v) of Section 5.6(b), the date specified by the Agent or the Required Lenders, as applicable, by notice to the Company, the Agent (in the case of such determination and notice by the Required Lenders) and the Lenders.
“Benchmark Transition Event” is defined in Section 5.6(b).
    “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced hereunder with a Benchmark Replacement, the period (y) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes under this Agreement and the other Loan Documents in accordance with Section 5.6(b) and (z) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes under this Agreement and the other Loan Documents pursuant to Section 5.6(b).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Second Amendment Closing Date” means October 30, 2020.
“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Texas, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Exhibit 10.5

3.    The definitions of “2015-5.250% Indenture” and “2015-5.250% Notes” set forth in Section 1.1 of the Credit Agreement are deleted in their entirety.

4.    Section 1.5 is hereby added to the Credit Agreement immediately after Section 1.4 therein as follows:

Section 1.5     LIBO Rate Notification. The interest rate on Eurodollar Borrowings is determined by reference to the LIBO Rate. Section 5.6(b) provides a mechanism for (a) determining an alternative rate of interest if the LIBO Rate is no longer available or in the other circumstances set forth in Section 5.6(b) and (b) modifying this Agreement to give effect to such alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the LIBO Rate, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 5.6(b), will have the same value as, or be economically equivalent to the LIBO Rate.

5.    Section 5.6 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
Section 5.6    Availability of Types of Borrowings; Adequacy of Interest Rate.

(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent that the Required Lenders have determined, that:
(i)    deposits of a type and maturity appropriate to match fund Eurodollar, Eurocurrency or Pounds Sterling Borrowings are not available to such Lenders in the relevant market, or
(ii)    the interest rate applicable to Eurodollar, Eurocurrency or Pounds Sterling Borrowings for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Eurodollar, Eurocurrency or Pounds Sterling Borrowings,
then the Agent shall give notice thereof to the Borrowers and the Lenders in accordance with Section 13.1 as promptly as practicable thereafter and, until the Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, suspend the availability of Eurodollar, Eurocurrency or Pounds Sterling Borrowings and require any affected Eurodollar, Eurocurrency or Pounds Sterling Borrowings to be repaid or converted to ABR Borrowings, subject to the payment of any funding indemnification amounts required by Section 5.10.
(b)    Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent (with a copy to the Company) that the Required Lenders have determined, that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:
(i)    the circumstances set forth in Section 5.6(a)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate described in clause (ii) of this Section 5.6(b) announcing that the LIBO Rate is no longer representative) and such circumstances are unlikely to be temporary,
(ii)    ICE Benchmark Administration (or any Person that has taken over the administration of the LIBO Rate for deposits in Dollars or in the applicable Alternative Currency that is acceptable to the Agent) discontinues its administration and publication of the LIBO Rate for deposits in Dollars or the applicable Alternative Currency,
(iii)    a public statement or publication of information by or on behalf of the administrator of the LIBO Rate described in clause (ii) of this Section 5.6(b) announcing that such administrator has ceased or will cease as of a specific date to provide the LIBO Rate (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to the Agent that will continue to provide the LIBO Rate after such specified date,

Exhibit 10.5

(iv)    a public statement by the supervisor for the administrator of the LIBO Rate described in clause (ii) of this Section 5.6(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for the LIBO Rate, a resolution authority with jurisdiction over such administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over such administrator for the LIBO Rate, which states that such administrator of the LIBO Rate has ceased or will cease as of a specific date to provide the LIBO Rate (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to the Agent that will continue to provide the LIBO Rate after such specified date; or
(v)    syndicated credit facilities substantially similar to the credit facilities under this Agreement being executed at such time, or that include language substantially similar to that contained in this Section 5.6(b), are being executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate for deposits in Dollars or in the applicable Alternative Currency, then the Agent and the Borrowers may amend this Agreement to replace the LIBO Rate, Eurocurrency Rate or Pounds Sterling Rate, as applicable with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 13.7, any such amendment with respect to a Benchmark Transition Event (A) pursuant to any of clauses (i) through (iv) of this Section 5.6(b) will become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York City time) on the fifth Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders or (B) pursuant to clause (v) of this Section 5.6(b), will become effective without any further action or consent of any other party to this Agreement on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment; provided that, if the notice of a Benchmark Trigger Event pursuant to clause (v) has been provided by the Required Lenders and not the Agent and such notice specifies the Benchmark Replacement, then the Lenders comprising the Required Lenders shall be deemed to have accepted such amendment on the date such amendment has been posted by the Agent to all Lenders. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 5.6(b) will occur prior to the date set forth in the applicable amendment.
In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
The Agent will promptly notify the Borrowers and the Lenders of (1) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 5.6(b)), (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 5.6(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.6(b).
Upon notice to the Borrowers by the Agent in accordance with Section 13.1 of the commencement of a Benchmark Unavailability Period and until (1) the Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such Benchmark Unavailability Period have ceased to exist or (2) a Benchmark Replacement is determined in accordance with this Section 5.6(b), (A) any request pursuant to Section 5.16 that requests the conversion of any Borrowing to, or continuation of any Borrowing as an ABR Borrowing, a Eurodollar Borrowing, a Eurocurrency Borrowing or a Pounds Sterling Borrowing may be revoked by the Borrowers and if not revoked shall be ineffective and any such Borrowing shall be continued as or converted to, as the case may be, an ABR Borrowing, and (B) if any request pursuant to Section 2.8 requests a Eurocurrency Borrowing, such request may be revoked by the Borrower and if not revoked such Borrowing shall be made as a ABR Borrowing. During any Benchmark Unavailability Period, the component of the Alternative Base Rate based upon the LIBO Rate will not be used in any determination of the Alternative Base Rate.
6.    Section 7.23 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

Section 7.23 Affected Financial Institutions

Exhibit 10.5

Neither the Company nor any Restricted Subsidiary is an Affected Financial Institution.
7.    Effective as of August 17, 2020, Section 10.11 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

Section 10.11    Restricted Payments.

(a)The Company and its Restricted Subsidiaries will not declare or make any Restricted Payment, except that

(i)    any Restricted Subsidiary may declare and make Restricted Payments to the Company or any other Restricted Subsidiary at any time;

(ii)    any Restricted Subsidiary may pay dividends ratably to its shareholders (or on a basis more favorable to the Company);

(iii)    the Company may declare or make any Restricted Payments payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock);

(iv)    the Company may declare and make additional Restricted Payments; provided that (x) no Event of Default or Default has occurred and is continuing or would result from such Restricted Payment, (y) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could Incur (as defined in the 2020-4.000% Indenture) at least $1.00 of additional Debt (as defined in the 2020-4.000% Indenture) pursuant to Section 4.9(a) of the 2020-4.000% Indenture, and (z) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made by the Company pursuant to this clause (iv) on or after August 17, 2020 (other than pursuant to clauses (ii) and (iv) through (xi) of Section 10.11(b)), when combined with the sum of Specified Investments and Specified Subordinated Debt Prepayments, in each case, made on or after the Closing Date, does not exceed the Builder Basket Amount.

(b)    Notwithstanding the foregoing, Section 10.11(a) will not prohibit:

(i)    payment of any dividend on Capital Stock of any class within 60 days after the declaration thereof, or redemption of any Subordinated Debt (as defined in the 2020-4.000% Indenture) within 30 days after giving notice of redemption thereof, if, on the date when the dividend was declared or such notice of redemption given, the Company or such Restricted Subsidiary could have paid such dividend or redeemed such Subordinated Indebtedness in accordance with this Section 10.11;

(ii)    repayment or refinancing of any Subordinated Debt with Permitted Refinancing Debt (as defined in the 2020-4.000% Indenture), or any Restricted Payment made in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

(iii)    the payment of dividends on the Company’s shares of Common Stock (as defined in the 2020-4.000% Indenture) in the aggregate amount per fiscal year equal to $1.20 per share for each share of Common Stock (or any securities convertible into Common Stock to the extent they are entitled to such a dividend) of the Company outstanding as of the applicable record date for such dividends (as such $1.20 shall be adjusted for specified changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions);

(iv)    the acquisition of shares of Capital Stock in connection with (x) the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise and (y) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

Exhibit 10.5

(v)    the acquisition of shares of the Company’s Capital Stock pursuant to equity repurchases from future, present or former directors, officers or employees in an amount of up to $10,000,000 per calendar year (and any portion of such $10,000,000 not used in any calendar year may be carried forward to the next succeeding calendar year);

(vi)    dividends on Redeemable Stock of the Company or a Restricted Subsidiary, or dividends on preferred stock of a Restricted Subsidiary, in each case incurred in compliance with Section 4.9 of the 2020-4.000% Indenture;

(vii)    the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of convertible debt securities of the Company or its Restricted Subsidiaries;

(viii)    upon the occurrence of a Change of Control (as defined in the 2020-4.000% Indenture) or an Asset Disposition (as defined in the 2020-4.000% Indenture) and after the completion of the Offer to Purchase under Section 4.10 or 4.13 of the 2020-4.000% Indenture (including the purchase of all Notes (as defined in the 2020-4.000% Indenture) tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt (as defined in the 2020-4.000% Indenture) required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% (in the case of a Change of Control) or 100% (in the case of an Asset Disposition) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, in the case of an Asset Disposition, such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt does not exceed the Net Available Proceeds from such Asset Disposition;

(ix)    the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), or payments with respect to fractional shares, in each case in connection with an acquisition to the extent such payment would have been permitted by the 2020-4.000% Indenture at the time of such acquisition;

(x)    Restricted Payments in an aggregate amount not to exceed $30,000,000 per calendar year so long as, after giving pro forma effect thereto, the Total Leverage Ratio (as defined in the 2020-4.0000% Indenture) of the Company would not exceed 3.25 to 1.00; and

(xi)    other Restricted Payments in an aggregate amount not to exceed $50,000,000;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (iii), (v), (vi), (viii), (x) and (xi) no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof.

The amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (ii) of this Section 10.11(b) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 10.11(a)(iv).

(c)    For purposes of determining compliance with the covenant set forth in this Section 10.11, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (b)(i) through (b)(xi) of Section 10.11(b) or pursuant to Section 10.11(a), the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this Section 10.11.

(d)    For purposes of this Section 10.11, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued for purposes of this Section 10.11 will be determined by, in the case of amounts under $50,000,000, an Officer (as hereinafter defined) of the Company and, in the case of amounts greater than or equal to $50,000,000, the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Agent. For purposes of this paragraph (d), “Officer” means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

Exhibit 10.5

8.    Section 10.14 of the Credit Agreement is hereby deleted in its entirety.

9.    Section 13.21 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

Section 13.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
the effects of any Bail-In Action on any such liability, including, if applicable:
(1)     a reduction in full or in part or cancellation of any such liability;
(2)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.    Sections 13.24 and 13.25 are hereby added to the Credit Agreement immediately after Section 13.23 therein as follows:

Section 13.24    Electronic Execution of Assignment and Acceptance. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include Electronic Signatures or the keeping of records in electronic form (including deliveries by telecopy, emailed PDF or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including E-SIGN, the New York State Electronic Signatures and Records Act, or any other similar state laws based on UETA.
Section 13.25    Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of any Loan Party, the Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrowers and any other parties thereto. The Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA. If the Agent agrees, in its sole discretion, to accept delivery by telecopy, PDF or any other electronic means that reproduces an image of an actual executed signature page or an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Agent agrees, in its sole discretion, to accept any Electronic Signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include Electronic Signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Agent and each Lender may rely on any such electronic signatures without further inquiry.

Exhibit 10.5

11.    Each of the Borrowers hereby agrees to reimburse the Agent upon demand for all reasonable out-of-pocket costs and expenses incurred by the Agent in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents and/or instruments relating to this Amendment, including, without limitation, reasonable attorneys’ fees and expenses. All of the obligations of the Borrowers under this paragraph shall survive the payment of the Borrowers’ Obligations and the termination of the Credit Agreement.

12.    All references in the Credit Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Credit Agreement as amended by this Amendment and as the same may from time to time be further amended, modified, extended, renewed or restated. All references in the other Loan Documents to the Credit Agreement and any other references of similar import shall henceforth mean the Credit Agreement as amended by this Amendment and as the same may from time to time be further amended, modified, extended, renewed or restated.

13.    Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and the same are hereby ratified and confirmed.

14.    This Amendment shall be binding upon and inure to the benefit of the Company, the other Borrowers, the Lenders, the Agent and the Floor Plan Agent and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their respective rights or obligations under the Credit Agreement as amended by this Amendment.

15.    Each of the Borrowers hereby represents and warrants to the Agent, the Floor Plan Agent and each Lender that:

(a)    the execution, delivery and performance by each Borrower of this Amendment and the other Loan Documents are within the corporate or limited liability company powers, as applicable, of such Borrower have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Borrower and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b)    the execution, delivery and performance by each Borrower of this Amendment and the other Loan Documents do not conflict in any material respect with, or result in a material breach of the terms, conditions or provisions of, or constitute a material default under or result in any material violation of, the terms of the Certificate or Articles of Incorporation, Articles of Organization, Certificate of Formation, Bylaws or Operating Agreement, as applicable, of such Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its Property is bound or to which such Borrower or any of its Property is subject;

(c)    this Amendment and each other Loan Document have been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each such Borrower and is enforceable against each such Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)    all of the representations and warranties made by any Borrower and/or any other Loan Party in the Credit Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment (except to the extent that such representation or warranty is made as of an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); and

(e)    as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default under or within the meaning of the Credit Agreement has occurred and is continuing.

Exhibit 10.5

16.    Each of the GM Borrowers hereby consents to the terms, provisions and conditions contained in this Amendment. Each of the GM Borrowers hereby acknowledges and agrees that (a) the execution and delivery of this Amendment by the Borrowers to the Agent, the Floor Plan Agent and the Lenders will not adversely affect or impair any of its obligations to the Agent, the Floor Plan Agent and/or the Lenders under the GM Borrower Guaranty executed by each of the undersigned, in favor of the Agent, the Floor Plan Agent and the Lenders with respect to the indebtedness of Borrowers to the Agent, the Floor Plan Agent and the Lenders, (b) all references in the GM Borrower Guaranty to the “Credit Agreement”, shall henceforth be deemed to refer to the Credit Agreement, as amended by this Amendment, (c) payment of all of the “Guaranteed Obligations” (as defined in the GM Borrower Guaranty) is guaranteed to the Agent, the Floor Plan Agent and the Lenders by such undersigned pursuant to the terms of the GM Borrower Guaranty, and (d) the GM Borrower Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

17.    In the event of any inconsistency or conflict between this Amendment and the Credit Agreement with respect to the matters set forth herein, the terms, provisions and conditions contained in this Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, then the Credit Agreement, as amended by this Amendment, shall remain in and have its intended full force and effect, and the Borrowers and Lenders hereby affirm, confirm and ratify the same.

18.    This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Texas.

19.    THIS WRITTEN AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE CREDIT AGREEMENT, THE NOTES, THE AGENT’S LETTER, THE FLOOR PLAN AGENT’S LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Amendment. Nothing in this Amendment , expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

20.    This Amendment may be signed in any number of counterparts (including telecopy counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same document.

21.    Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until the Agent shall have received:

(a)    this Amendment, duly executed by each Borrower, Agent and each Lender;

(b)    payment by Borrowers of all costs, expenses and fees of Agent and Floor Plan Agent which are presently due and payable under this Amendment, the Credit Agreement and the other Loan Documents; and

(c)    such other agreements, documents, instruments and certificates as Agent, Floor Plan Agent or any Lender may reasonably request.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGES FOLLOW]

Exhibit 10.5

IN WITNESS WHEREOF, the Company, the other Borrowers, the Lenders, the Agent and the Floor Plan Agent have executed this Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement as of the day and year first written above..

BORROWERS:    GROUP 1 AUTOMOTIVE, INC.,
a Delaware corporation

By:    /s/ Darryl M. Burman
    Darryl M. Burman
Senior Vice President

Advantagecars.com, Inc., a Delaware corporation
Amarillo Motors-F, Inc., a Delaware corporation
Bob Howard Automotive-East, Inc., an Oklahoma corporation
Bob Howard Chevrolet, Inc., an Oklahoma corporation
Bob Howard Dodge, Inc., an Oklahoma corporation
Bob Howard Motors, Inc., an Oklahoma corporation
Bob Howard Nissan, Inc., an Oklahoma corporation
Chaperral Dodge, Inc., a Delaware corporation
Danvers-S, Inc., a Delaware corporation
Danvers-SB, Inc., a Delaware corporation
Danvers-T, Inc., a Delaware corporation
Danvers-TII, Inc., a Delaware corporation
Danvers-TL, Inc., a Delaware corporation
GPI AL-N, Inc., a Delaware corporation
GPI CA-DMII, Inc., a Delaware corporation
GPI CA-F, Inc., a Nevada corporation
GPI CA-SV, Inc., a Delaware corporation
GPI CA-TII, Inc., a Delaware corporation
GPI CC, Inc., a Delaware corporation
GPI GA Holdings, Inc., a Delaware corporation
GPI KS Motors, Inc., a Delaware corporation
GPI KS-SB, Inc., a Delaware corporation
GPI KS-SH, Inc., a Delaware corporation
GPI KS-SK, Inc., a Delaware corporation
GPI MS-H, Inc., a Delaware corporation
GPI MS-N, Inc., a Delaware corporation
GPI MS-SK, Inc., a Delaware corporation
GPI NH-T, Inc., a Delaware corporation
GPI NH-TL, Inc., a Delaware corporation
GPI NM-J, Inc., a New Mexico corporation

[Continued on following page]

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

GPI NM-LRII, Inc., a New Mexico corporation
GPI NM-SB, Inc., a New Mexico corporation
GPI NM-SBII, Inc., a New Mexico corporation
GPI NM-TL, Inc., a New Mexico corporation
GPI NY Holdings, Inc., a Nevada corporation
GPI OK-HII, Inc., a Nevada corporation
GPI OK-SH, Inc., a Delaware corporation
GPI SAC-T, Inc., a Delaware corporation
GPI SC, Inc., a Delaware corporation
GPI SC Holdings, Inc., a Delaware corporation
GPI SD-DC, Inc., a Delaware corporation
GPI TX-A, Inc., a Nevada corporation
GPI TX-AII, Inc., a Texas corporation
GPI TX-AIII, Inc., a Texas corporation
GPI TX-ARGMIII, Inc., a Nevada corporation
GPI TX-DMII, Inc., a Nevada corporation
GPI TX-DMIII, Inc., a Nevada corporation
GPI TX-DMIV, Inc., a Nevada corporation
GPI TX-EPGM, Inc., a Delaware corporation
GPI TX-F, Inc., a Delaware corporation
GPI TX-FM, Inc., a Nevada corporation
GPI TX-HAII, Inc., a Nevada corporation
GPI TX-HGM, Inc., a Delaware corporation
GPI TX-HGMII, Inc., a Nevada corporation
GPI TX-HGMIV, Inc., a Nevada corporation
GPI TX-HIII, Inc., a Texas corporation
GPI TX-NVI, Inc., a Nevada corporation
GPI TX-P, Inc., a Texas corporation
GPI TX-SBII, Inc., a Delaware corporation
GPI TX-SBIII, Inc., a Nevada corporation
GPI TX-SHII, Inc., a Delaware corporation
GPI TX-SK, Inc., a Delaware corporation
GPI TX-SKII, Inc., a Nevada corporation
GPI TX-SU, Inc., a Texas corporation
GPI TX-SV, Inc., a Delaware corporation
GPI TX-SVII, Inc., a Delaware corporation
GPI TX-SVIII, Inc., a Delaware corporation
Group 1 Associates, Inc., a Delaware corporation
Group 1 FL Holdings, Inc., a Delaware corporation
Group 1 Funding, Inc., a Delaware corporation
Group 1 LP Interests-DC, Inc., a Delaware corporation
Group 1 Realty, Inc., a Delaware corporation
Howard-GM II, Inc., a Delaware corporation
Howard-GM, Inc., a Delaware corporation
Howard-H, Inc., a Delaware corporation

[Continued on following page]

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

Howard-HA, Inc., a Delaware corporation
Howard-SB, Inc., a Delaware corporation
HRI Procurement, Inc., a Texas corporation
Kutz-N, Inc., a Delaware corporation
Lubbock Motors, Inc., a Delaware corporation
Lubbock Motors-F, Inc., a Delaware corporation
Lubbock Motors-GM, Inc., a Delaware corporation
Lubbock Motors-S, Inc., a Delaware corporation
Lubbock Motors-SH, Inc., a Delaware corporation
Lubbock Motors-T, Inc., a Delaware corporation
Maxwell Ford, Inc., a Delaware corporation
Maxwell-GMII, Inc., a Delaware corporation
Maxwell-N, Inc., a Delaware corporation
Maxwell-NII, Inc., a Delaware corporation
McCall-F, Inc., a Delaware corporation
McCall-H, Inc., a Delaware corporation
McCall-HA, Inc., a Delaware corporation
McCall-N, Inc., a Delaware corporation
McCall-SB Inc., a Delaware corporation
McCall-T, Inc., a Delaware corporation
McCall-TII, Inc., a Delaware corporation
McCall-TL, Inc., a Delaware corporation
Mike Smith Automotive-H, Inc., a Delaware corporation
Mike Smith Automotive-N, Inc., a Texas corporation
Mike Smith Autoplaza, Inc., a Texas corporation
Mike Smith Autoplex Dodge, Inc., a Texas corporation
Mike Smith Autoplex, Inc., a Texas corporation
Mike Smith Autoplex-German Imports, Inc.,
a Texas corporation
Mike Smith Imports, Inc., a Texas corporation
Miller Automotive Group, Inc., a California corporation
Miller-DM, Inc., a Delaware corporation
NJ-H, Inc., a Delaware corporation
NJ-HAII, Inc., a Delaware corporation
NJ-SV, Inc., a Delaware corporation
Rockwall Automotive-F, Inc., a Delaware corporation

By:     /s/ Darryl M. Burman
Darryl M. Burman
Vice President of each of the above-named corporations

[Continued on following page]

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

Baron Leasehold, LLC, a Kansas limited liability company
By:    Baron Development Company, LLC,
a Kansas limited liability company, its Sole Member
Baron Development Company, LLC, a Kansas limited liability company
G1R Clear Lake, LLC, a Texas limited liability company
G1R Florida, LLC, a Delaware limited liability company
G1R Mass, LLC, a Delaware limited liability company
GPI SC-SBII, LLC, a Delaware limited liability company
Ivory Auto Properties of South Carolina, LLC,
a South Carolina limited liability company
Tate CG, L.L.C., a Maryland limited liability company
By:    Group 1 Realty, Inc.,
a Delaware corporation, its Sole Member

Harvey Ford, LLC, a Delaware limited liability company
By:    Bohn-FII, LLC,
a Delaware limited liability company, its Sole Member

Bohn-FII, LLC, a Delaware limited liability company
GPI LA-FII, LLC, a Delaware limited liability company
GPI LA-H, LLC, a Louisiana limited liability company
Harvey GM, LLC, a Delaware limited liability company
Harvey Operations-T, LLC, a Delaware limited liability company
By:    Bohn Holdings, LLC,
a Delaware limited liability company, its Sole Member

GPI AL-SB, LLC,
a Delaware limited liability company
By:    GPI AL-N, Inc.,
a Delaware corporation, its Sole Member

GPI GA Liquidation, LLC,
a Delaware limited liability company
GPI GA-CC, LLC, a Georgia limited liability company
GPI GA-CGM, LLC, a Nevada limited liability company
GPI GA-DM, LLC, a Delaware limited liability company
GPI GA-FII, LLC, a Delaware limited liability company
GPI GA-FIII, LLC, a Delaware limited liability company
GPI GA-FM, LLC, a Nevada limited liability company
GPI GA-SU, LLC, a Nevada limited liability company
GPI GA-T, LLC, a Delaware limited liability company
GPI GA-TII, LLC, a Nevada limited liability company
By:    GPI GA Holdings, Inc.,
a Delaware corporation, its Sole Member

[Continued on following page]

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

GPI NJ-HA, LLC, a Nevada limited liability company
GPI NJ-HII, LLC, a Nevada limited liability company
By:    NJ-H, Inc.
a Delaware corporation, its Sole Member

GPI NJ-SB, LLC, a Nevada limited liability company
By:    NJ-DM, Inc., a Delaware corporation, its Sole Member

GPI NM-SC, LLC,
a New Mexico limited liability company
By:    GPI NM-SB, Inc.,
a New Mexico corporation, its Sole Member

GPI NM-SCII, LLC, a New Mexico limited liability company
By:    GPI NM-SBII, Inc.,
a New Mexico corporation, its Sole Member

GPI SC-SB, LLC, a Delaware limited liability company
GPI SC-T, LLC, a Delaware limited liability company
By:    GPI SC Holdings, Inc.,
a Delaware corporation, its Sole Member

GPI FL-A, LLC, a Nevada limited liability company
GPI FL-H, LLC, a Delaware limited liability company
GPI FL-VW, LLC, a Delaware limited liability company
By:    Group 1 FL Holdings, Inc.,
a Delaware corporation, its Sole Member

Ira Automotive Group, LLC,
a Delaware limited liability company
By:    Danvers-T, Inc.,
a Delaware corporation, its Sole Member

GPI, Ltd., a Texas limited partnership
Rockwall Automotive-DCD, Ltd., a Texas limited partnership
By:    Group 1 Associates, Inc.,
a Delaware corporation, its General Partner

By:     /s/ Darryl M. Burman
Darryl M. Burman
Vice President of each of the above-named corporations

[Continued on following page]

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

Bohn Holdings, LLC, a Delaware limited liability company
Danvers-SU, LLC, a Delaware limited liability company
By:    Group 1 Holdings-S, L.L.C.,
a Delaware corporation, its Sole Member
GPI MD-SB, LLC, a Delaware limited liability company
Group 1 Holdings-DC, L.L.C.,
a Delaware limited liability company
Group 1 Holdings-F, L.L.C.,
a Delaware limited liability company
Group 1 Holdings-GM, L.L.C.,
a Delaware limited liability company
Group 1 Holdings-H, L.L.C.,
a Delaware limited liability company
Group 1 Holdings-N, L.L.C.,
a Delaware limited liability company
Group 1 Holdings-S, L.L.C.,
a Delaware limited liability company
Group 1 Holdings-T, L.L.C.,
a Delaware limited liability company
Howard-DCIII, LLC, a Delaware limited liability company
Key Ford, LLC, a Delaware limited liability company
By:    Group 1 Automotive, Inc.,
a Delaware corporation, its Sole Member

By:    /s/ Darryl M. Burman
Darryl M. Burman
Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

AGENT, ISSUING BANK AND	U.S. BANK NATIONAL ASSOCIATION
LENDER:

By: /s/ Katherine A. Taylor
Name: Katherine A. Taylor
Title: Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    JPMORGAN CHASE BANK, N.A.

By: /s/ Kody Nerios
Name: Kody Nerios
Title Authorized Officer

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    BANK OF AMERICA, N.A.

By: /s/ David Smith
Name: David Smith
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Chad McNeill
Name: Chad McNeill
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By: /s/ Michele Nowak
Name: Michele Nowak
Title: Credit Director, National Accounts

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    TOYOTA MOTOR CREDIT CORPORATION

By: /s/ Wade Osborne
Name: Wade Osborne
Title: National Account Manager

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

FLOOR PLAN AGENT, SWING    COMERICA BANK
LINE BANK AND LENDER:

By: /s/ W. Cody Brackeen
Name: W. Cody Brackeen
Title: Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    BMW FINANCIAL SERVICES NA, LLC

By: /s/ Alex Calcasola
Name: Alex Calcasola
Title: Credit Manager

By: /s/ Thomas Rumfola
Name: Thomas Rumfola
Title: General Manager, Credit

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    AMERICAN HONDA FINANCE CORPORATION

By: /s/ Matthew Weitzer
Name: Matthew Weitzer
Title: Manager, Dealer Financial Services

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:                    BBVA USA, an Alabama banking corporation

By: /s/ Collis Sanders
Name: Collis Sanders
Title: Executive Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    TRUIST BANK (FKA BRANCH BANKING & TRUST COMPANY)

By: /s/ James Ford
Name: James Ford
Title: Managing Director

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    TD BANK, N.A.

By: /s/ Judy Johnson
Name: Judy Johnson
Title: Vice President, Major Accounts, Market
Credit Manager

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    MASSMUTUAL ASSET FINANCE LLC

By: /s/ Donald Buttler
Name: Donald Buttler
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    NYCB SPECIALTY FINANCE COMPANY, LLC

By: /s/ Mark C. Mazmanian
Name: Mark C. Mazmanian
Title: First Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    KEYBANK NATIONAL ASSOCIATION

By: /s/ Andrew Scott
Name: Andrew Scott
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    CAPITAL ONE, N.A.

By: /s/ Jeff Edge
Name: Jeff Edge
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    PNC BANK, NATIONAL ASSOCIATON

By: /s/ Andrea Kinnik
Name: Andrea Kinnik
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    BARCLAYS BANK PLC

By: /s/ Patricia Oreta
Name: Patricia Oreta
Title: Director
Executed in New York

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    ZIONS BANCORPORATION, N.A. DBA AMEGY BANK

By: /s/ Lauren Page
Name: Lauren Page
Title: Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    ALLY BANK

By: /s/ Hope Bill
Name: Hope Bill
Title: Authorized Representative

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:    AMARILLO NATIONAL BANK

By: /s/ Cory P. Ramsey
Name: Cory P. Ramsey
Title: Senior Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement

Exhibit 10.5

LENDER:                    BOKF, NA d/b/a BANK OF OKLAHOMA

By: /s/ Bryan T. Parises
Name: Bryan T. Parises
Title: Vice President

Signature page to Second Amendment to Eleventh Amended and Restated Revolving Credit Agreement